Exhibit 10.1

AGREEMENT FOR TERMINATION OF EXECUTIVE

SUPPLEMENTAL COMPENSATION AND SPLIT DOLLAR

AGREEMENTS AND RELEASE AND WAIVER

In consideration for the payment by Nevada Security Bank (the “Bank”) of the nominal consideration of $10,000 (“Consideration”) concurrent with the execution of this Agreement,                      (the “Executive”) hereby voluntarily agrees to forfeit without any other consideration any other rights under or interest in the (i) Executive Supplemental Compensation Agreement, as entered into by and between the Bank and the Executive and most recently amended December 31, 2008 (“SERP”) and (ii) the Split Dollar Agreement, as entered into by and between the Bank and Executive and most recently amended December 31, 2008 (“BOLI”).  The Bank Holdings, the Bank’s parent corporation, Bank and the Executive, collectively shall be referred to as the “Parties” and any such person or entity on an individual basis as a “Party.”

The Executive further releases The Bank Holdings and the Bank from any liability for the termination of the SERP and BOLI, including Executive’s liability for any excise taxes or interest, under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) for the payment of the Consideration to Executive.  The Executive acknowledges that Executive shall be liable for the payment of any federal and/or state income taxes, excise taxes and interest associated with the payment of the Consideration to Executive, including any withholding taxes.  In addition, the Executive further waives any claim against The Bank Holdings and the Bank for the changes to Executive’s compensation or benefits that are the direct result of the Executive’s forfeiture of the SERP and BOLI.

This waiver includes and releases all claims the Executive may have under the laws of the United States or any state , known or unknown, in law or equity, that the parties ever had, now have, may have, or claim to have against any and all of the persons or entities named in this paragraph arising out of, or by reason of this agreement, or related to the requirements imposed by the aforementioned forfeiture of the SERP and BOLI including without limitation a claim for any compensation or other payments Executive would otherwise receive.

It is the express intention of the Parties that this agreement shall be effective as a full and final accord, satisfaction and release as to the matters released herein. In furtherance of this intention, as to the matters released herein, each Party expressly waives and relinquishes, to the fullest extent permitted by applicable law, including but not limited to all provisions, rights and benefits of California Civil Code Section 1542, which states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each Party also expressly waives and relinquishes, to the fullest extent permitted by applicable law, the provisions, rights and benefits conferred by any law of any state, territory, or commonwealth of the United States, or principle of common law, or of international or foreign law, which is similar, comparable or equivalent to California Civil Code Section 1542.

The Executive further states that (i) the Executive has carefully read this document, (ii) the Executive has had the opportunity to consult an attorney to have any questions concerning this document explained to the Executive, (iii) the Executive fully understand its final and binding effect, including the federal and state income tax effects of the payment of the Consideration to Executive (iv) the only promises made by the Bank and The Bank Holdings to the Executive to sign this document are those stated above and (v) the Executive is signing this document voluntarily.  Each Party or its respective counsel has cooperated in the drafting and preparation of this waiver.  This waiver shall not be construed against any Party as the drafter thereof.

Executed this 11th day of March, 2009.

Name:
Title:

CONSENT OF THE EXECUTIVE’S SPOUSE

TO THE PRECEDING TERMINATION OF

THE EXECUTIVE SUPPLEMENTAL COMPENSATION

AND SPLIT DOLLAR AGREEMENTS AND RELEASE AND WAIVER

I,                           , being the spouse of                       , after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I consent to my spouse’s forfeiture of the (i) Executive Supplemental Compensation Agreement, as entered into by and between Nevada Security Bank and my spouse and most recently amended December 31, 2008 (“SERP”) and (ii) the Split Dollar Agreement, as entered into by and between Nevada Security Bank and my spouse and as most recently amended December 31, 2008 (“BOLI”).  Nevada Security Bank, (the “Bank”), The Bank Holdings, the Bank’s parent corporation, and I, collectively shall be referred to as the “Parties” and any such person or entity on an individual basis shall be referred to as a “Party.”

I understand that the aforementioned consent to my spouse’s forfeiture of the SERP and BOLI adversely affects my community property interest in the benefits provided for under the terms of the SERP and BOLI.

I further release The Bank Holdings and Nevada Security Bank from any liability for my spouse’s forfeiture of the SERP and BOLI.  In addition, I further waive any claim against The Bank Holdings and Nevada Security Bank for the changes to the compensation or benefits of my spouse and me that are the direct result of my spouse’s forfeiture of the SERP and BOLI.

This waiver includes and releases all claims I may have under the laws of the United States or any state related to the requirements imposed by my spouse’s forfeiture of the SERP and BOLI, including without limitation a claim for any compensation or other payments my spouse or I would otherwise receive.

It is the express intention of the Parties that this agreement shall be effective as a full and final accord, satisfaction and release as to the matters released herein.  In furtherance of this intention, as to the matters released herein, each Party expressly waives and relinquishes, to the fullest extent permitted by applicable law, including but not limited to all provisions, rights and benefits of California Civil Code Section 1542, which states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each Party also expressly waives and relinquishes, to the fullest extent permitted by applicable law, the provisions, rights and benefits conferred by any law of any state, territory, or commonwealth of the United States, or principle of common law, or of international or foreign law, which is similar, comparable or equivalent to California Civil Code Section 1542.

I further state that I (i) have carefully read this document, (ii) have had the opportunity to consult an attorney to have any questions concerning this document explained to me, (iii) fully understand its final and binding effect, including the federal and state income tax effects of the payment of the Consideration to Executive on me and (iv) am signing this document voluntarily.  Each Party or its respective counsel has cooperated in the drafting and preparation of this waiver.  This waiver shall not be construed against any Party as the drafter thereof.

Dated: March 11, 2009